Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2004 and the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 2003 and for the nine month period ended September 30, 2004 combine the historical Retek Inc. and Syncra Systems, Inc. balance sheets and statements of operations as if the acquisition of Syncra, which occurred on November 12, 2004, had been completed on September 30, 2004 for purposes of the presentation of the Unaudited Pro Forma Combined Condensed Balance Sheet and on the beginning of the periods presented for purposes of the presentation of the Unaudited Pro Forma Combined Condensed Statements of Operations.

The total purchase price of the Syncra acquisition is currently estimated to be $4.9 million and has been accounted for as the purchase of a business under Statement of Financial Accounting Standards No. 141, “Business Combinations.” We acquired substantially all of the assets of Syncra for $4.7 million in cash. We estimate that we will incur approximately $0.2 million in direct and incremental costs of the acquisition.

The pro forma adjustments reflecting the consummation of the Syncra acquisition are based on the purchase method of accounting, available financial information, and certain estimates and assumptions set forth in the notes to the Unaudited Pro Forma Combined Condensed Financial Statements. An appraisal firm is assisting us with the valuation of the identified intangible assets in the Unaudited Pro Forma Combined Condensed Financial Statements and has issued a draft report thereon. The allocation of the purchase price reflected in the Unaudited Pro Forma Combined Condensed Financial Statements has been estimated based upon a preliminary allocation of the purchase price. This preliminary allocation is subject to change at least until the valuation of identifiable intangible assets is finalized and we make a final determination of the amount of direct acquisition costs. Any adjustments resulting from these items are not expected to be material.

The Unaudited Pro Forma Combined Condensed Financial Statements as of September 30, 2004 and for the year ended December 31, 2003 and for the nine month period ended September 30, 2004 do not purport to represent what the actual financial condition or results of operations of the combined businesses would have been if the acquisition of Syncra had occurred on the dates indicated in these unaudited pro forma combined condensed financial statements nor does this information purport to project our results or financial position for any future periods.

Retek Inc.

Unaudited Pro Forma Combined Condensed Balance Sheet
September 30, 2004
(in thousands)

Assets

		Syncra
		Systems,		Pro Forma		Pro forma
	Retek Inc.	Inc.	Combined	Adjustments		combined
Current assets:
Cash and cash equivalents	$29,844	$167	$30,011	$(167	) (a)	$25,147
				(4,697	) (b)
Investments	45,479		45,479			45,479
Accounts receivable, net	38,606	53	38,659			38,659
Other current assets	5,966	84	6,050			6,050

Total current assets	119,895	304	120,199	(4,864)		115,335
Investments	13,624		13,624			13,624
Property and equipment, net	9,754	104	9,858			9,858
Intangible assets, net	9,433		9,433	5,061	(c)	14,494
Goodwill	13,817		13,817			13,817
Other assets	246	10	256	(10	) (a)	246

Total assets	$166,769	$418	$167,187	$187		$167,374

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,146	$286	$10,432	$(136	) (a)	$10,476
				180	(d)
Accrued liabilities	8,059	212	8,271	( 212	) (a)	8,059
Accrued restructuring costs	1,914		1,914			1,914
Deferred revenue	29,928	384	30,312	(109	) (e)	30,203
Note payable, current portion	14		14			14

Total current liabilities	50,061	882	50,943	(277)		50,666
Accrued restructuring costs, net of current portion	10,531		10,531			10,531
Deferred revenue, net of current portion	8,539		8,539			8,539

Total liabilities	69,131	882	70,013	(277)		69,736
Redeemable preferred stock		1,859	1,859	(1,859	) (a)
Stockholders’ equity:
Common stock	560		560			560
Paid-in capital	288,519	59,225	347,744	(59,225	) (a)	288,519
Deferred stock-based compensation	(27)		(27)			(27)
Accumulated other comprehensive income	2,407		2,407			2,407
Accumulated deficit	(193,821)	(61,548)	(255,369)	61,548	(a)	(193,821)

Total stockholders’ equity (deficiency)	97,638	(2,323)	95,315	2,323		97,638

Total liabilities, redeemable preferred stock and stockholders’ equity	$166,769	$418	$167,187	$187		$167,374

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Retek Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2003
(in thousands, except per share data)

		Syncra		Pro Forma		Pro Forma
	Retek Inc.	Systems, Inc.	Combined	Adjustments		Combined
Revenue:
License and maintenance	$90,195	$2,947	$93,142	$(262	) (c)	$92,880
Services and other	78,134	806	78,940			78,940

Total revenue	168,329	3,753	172,082	(262)		171,820

Cost of revenue:
License and maintenance	31,047	315	31,362	1,554	(a)	32,916
Services and other	57,625	1,866	59,491			59,491

Total cost of revenue	88,672	2,181	90,853	1,554		92,407

Gross profit	79,657	1,572	81,229	(1,816)		79,413
Operating expenses:
Research and development	44,527	2,903	47,430			47,430
Sales and marketing	33,685	2,493	36,178			36,178
General and administrative	14,913	919	15,832			15,832
Acquisition related amortization of intangibles	6,591		6,591	133	(a)	6,724
Restructuring expense	168		168			168

Total operating expenses	99,884	6,315	106,199	133		106,332

Operating loss	(20,227)	(4,743)	(24,970)	(1,949)		(26,919)
Interest income	1,124	26	1,150	(70	)(b)	1,080
Interest expense	(21)	(1,525)	(1,546)			(1,546)
Other income (expense), net	362		362			362

Loss before income tax provision	(18,762)	(6,242)	(25,004)	(2,019)		(27,023)
Income tax provision	1,771		1,771			1,771

Net loss	(20,533)	(6,242)	(26,775)	(2,019)		$(28,794)

Basic and diluted net loss per common share	$(0.38)					$(0.54)

Weighted average shares used in computing basic and diluted net loss per common share	53,801					53,801

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Retek Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations
Nine Months Ended September 30, 2004
(in thousands, except per share data)

		Syncra		Pro Forma		Pro Forma
	Retek Inc.	Systems, Inc.	Combined	Adjustments		Combined
Revenue:
License and maintenance	$75,911	$1,330	$77,241	$(70	) (c)	$77,171
Services and other	58,569	440	59,009			59,009

Total revenue	134,480	1,770	136,250	(70)		136,180

Cost of revenue:
License and maintenance	25,879	214	26,093	1,165	(a)	27,258
Services and other	41,162	1,212	42,374			42,374

Total cost of revenue	67,041	1,426	68,467	1,165		69,632

Gross profit	67,439	344	67,783	(1,235)		66,548
Operating expenses:
Research and development	27,103	1,569	28,672			28,672
Sales and marketing	24,363	904	25,267			25,267
General and administrative	7,852	785	8,637			8,637
Acquisition related amortization of intangibles	4,739		4,739	100	(a)	4,839

Total operating expenses	64,057	3,258	67,315	100		67,415

Operating income (loss)	3,382	(2,914)	468	(1,335)		(867)
Interest income	882	1	883	(56	) (b)	827
Interest expense	(15)	(1,549)	(1,564)			(1,564)
Other income (expense), net	249	(1)	248			248

Income (loss) before income tax provision	4,498	(4,463)	35	(1,391)		(1,356)
Income tax provision	969		969			969

Net income (loss)	3,529	(4,463)	(934)	(1,391)		$(2,325)

Basic net income (loss) per common share	$0.06					$(0.04)

Weighted average shares used in computing basic net income per common share	55,515					55,515

Diluted net income per common share	$0.06					$(0.04)

Weighted average shares used in computing diluted net income per common share	57,309					55,515

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Retek Inc. Notes to unaudited pro forma combined condensed financial statements

Note 1. Basis of Presentation

The unaudited pro forma combined condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading.

Note 2. Preliminary purchase price allocation

The unaudited pro forma combined condensed financial statements reflect an estimated purchase price of approximately $4.9 million consisting of the following:

Total purchase price payable in cash	$4,697
Direct acquisition costs	180

$4,877

The preliminary allocation of the total purchase price is as follows:

Estimated identified intangible assets, subject to amortization	$5,061
Current tangible assets	133
Computer equipment and related software	75
Estimated fair value of deferred revenue	(242)
Accounts payable	(150)

$4,877

Note 3. Pro Forma Adjustments

Balance Sheet

The accompanying unaudited pro forma combined balance sheet has been prepared as if the acquisition had been completed on September 30, 2004 and reflects the following pro forma adjustments:

a)	Reflects the elimination of assets, liabilities, redeemable preferred stock and stockholders’ equity that was not acquired or assumed in connection with the Company’s acquisition of Syncra Systems, Inc.

Note 3. Pro Forma Adjustments (continued)

b)	Reflects the cash paid by the Company in connection with the acquisition of Syncra Systems, Inc.

c)	Reflects the allocation of a portion of the purchase price based upon management’s estimate of the fair value of identifiable intangible assets. Management and independent valuation specialists will conduct a final determination and specific allocation of these fair values. Any change in this preliminary allocation is not expected to be material.

d)	Reflects estimated direct acquisition costs incurred by the Company included in accounts payable

e)	Reflects a fair value adjustment to acquired deferred revenue.

Statements of Operations

The accompanying unaudited pro forma combined condensed statements of operations for the year ended December 31, 2003 and the nine month period ended September 30, 2004 have been prepared as if the acquisition had been completed as of the beginning of the periods presented and reflects the following pro forma adjustments:

a)	Reflects incremental amortization of intangible assets arising from the acquisition. Incremental intangible assets consist of developed software and customers, which are amortized on a straight line basis over 3 years.

b)	Reflects the elimination of interest income earned on the $4.7 million of cash equivalents utilized in the funding of the acquisition of Syncra Systems, Inc.

c)	Reflects the fair value adjustment to acquired deferred revenue.